Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256614 and 333-273769) and Form S-8 (Nos. 333-210633, 333-216903, 333-223614, 333-230137, 333-236584, 333-254430, 333-263357, and 333-270208) of Aeglea BioTherapeutics, Inc. of our report dated October 6, 2023 relating to the Statement of Assets Acquired and Liabilities Assumed from Spyre Therapeutics, Inc. by Aeglea BioTherapeutics, Inc., which appears in Exhibit 99.1 of this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
October 6, 2023